UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 17, 2014

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 450, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 17, 2014, Navidea Biopharmaceuticals, Inc. (the “Company”) appointed Perry A. Karsen to serve on its Board of Directors (the “Board”). The appointment of Mr. Karsen increases the number of directors on the Board to seven. Mr. Karsen was appointed to a term ending at the Company’s Annual Stockholders’ Meeting in 2015, when he is expected to stand for election for another term ending in 2018. Mr. Karsen serves as Chief Operations Officer of Celgene Corporation, and has served in this capacity since July 2010. Mr. Karsen became Executive Vice President and Chief Operations Officer at Celgene Corporation in February 2012. In addition, Mr. Karsen serves as Chief Executive Officer of Celgene Cellular Therapeutics, a position he has held since May, 2013. Mr. Karsen served as President and Chief Executive Officer at Pearl Therapeutics, a privately-held biotechnology company, from February 2009 until July 2010. From 2004 to 2009, Mr. Karsen was Senior Vice President and Head of Worldwide Business Development for Celgene Corporation and was also responsible for emerging businesses as President, Asia/Pacific Region. Prior to his tenure with Celgene Corporation, Mr. Karsen held executive positions at Human Genome Sciences, Bristol-Myers-Squibb, Genentech and Abbott Laboratories. In addition, Mr. Karsen served as a General Partner at Pequot Ventures. Mr. Karsen serves as a member of the Board of Directors of the Biotechnology Industry Organization (BIO); a member of the Board of Directors of BayBio; and a member of the Board of Directors for the Life Sciences Foundation. In addition, Mr. Karsen is a member of the Board of Directors of Agios Pharmaceuticals, a publicly-held biotechnology company, and Alliqua, Inc., a publicly-held provider of wound care solutions and drug delivery technologies. Mr. Karsen has joined the Board in an individual capacity as an outside director, and not as a representative of Celgene Corporation or any other entity or organization. Mr. Karsen has a Masters of Management degree from Northwestern University’s Kellogg Graduate School of Management, a Masters in Teaching of Biology from Duke University, and a B.S. in Biological Sciences from the University of Illinois, Urbana. The Board may consider Mr. Karsen for appointment to committees in the future, but currently has no definite plans with respect to committee appointments for Mr. Karsen.

Mr. Karsen will receive cash compensation for his service on the Board consistent with Company policy for all outside directors. In connection with Mr. Karsen’s appointment to the Board, the Company has granted Mr. Karsen 20,000 restricted shares of its common stock. The restricted stock was granted under the Company’s Fourth Amended and Restated 2002 Stock Incentive Plan, and will vest on the first anniversary of the date of grant. The restricted stock award is the same as paid to other non-executive directors of the Company for their service in 2014. On February 19, 2014, the Company issued a press release entitled “Navidea Biopharmaceuticals Adds New Member to Board of Directors” in connection with the appointment of Mr. Karsen to the Board. A copy the Company’s February 19, 2014, press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.   Other Events.

On February 18, 2014, the Company issued a press release announcing that the U.S. Food and Drug Administration (“FDA”) has accepted the Supplemental New Drug Application (“sNDA”) and granted a Priority Review for the expanded use of Lymphoseek® (technetium 99m tilmanocept) Injection indicated for sentinel lymph node detection in patients with head and neck cancer. Under the Prescription Drug User Fee Act, the FDA has set a target review date for the Lymphoseek sNDA of June 16, 2014.

A copy of the complete text of the Company’s February 18, 2014, press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

Number	Exhibit Description

99.1	Navidea Biopharmaceuticals, Inc. press release dated February 19, 2014, entitled “Navidea Biopharmaceuticals Adds New Member to Board of Directors.”

99.2	Navidea Biopharmaceuticals, Inc. press release dated February 18, 2014, entitled “Navidea Announces Priority Review for the sNDA to Expand Lymphoseek® Labeling for Sentinel Lymph Node Detection in Patients with Head and Neck Cancer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: February 19, 2014	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President and Chief Financial Officer